POWER OF ATTORNEY

The undersigned, being a person required to file a  statement under
Section 16(a) of the Securities Exchange Act of 1934 (the 1934 Act) and/or Section 30(h) of the Investment Company Act of 1940 (the 1940
Act) with respect to Global High Income Dollar Fund Inc. (GHI),
Insured Municipal Income Fund Inc. (PIF), Investment Grade Municipal
Income Fund Inc. (PPM), Managed High Yield Plus Fund Inc. (HYF) and
Strategic Global Income Fund, Inc. (SGL) (each a Fund), does hereby authorize, designate and appoint Mark Kemper, Joseph Allessie, James Capezzuto and Keith A. Weller, and each of them, as his attorney-in-fact to execute and file statements on Form 3, Form 4, Form 5 and any successor forms adopted by the Securities and Exchange Commission, as required by the 1934 Act and the 1940 Act and the rules thereunder, and to take such other actions as such attorney-in-fact may deem necessary or appropriate in connection with such statements, hereby confirming and ratifying all actions that such attorney-in-fact has taken or may take in reliance hereon. This power of attorney shall continue in effect until the undersigned no longer has an obligation to file statements under the sections cited above, or until specifically terminated in writing by the undersigned.

IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney on the 9th day of February, 2005.

/s/ William D. White
William D. White

Expiration date:  February, 2008